UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 29, 2006

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive Marlborough, Massachusetts 01752
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 323-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On March 29, 2006, the Board of Directors of 3Com Corporation (the “Company”), upon the recommendation of the Compensation Committee of the Board of Directors, adopted:

(1) an amended and restated Section 16 Officer Severance Plan (“Section 16 Officer Plan”);

(2) a new Executive Team Severance Plan (“Executive Team Plan”, and together with the Section 16 Officer Plan, the “Plans”); and

(3) a form of Severance Benefits Agreement that will provide each Plan participant with contractual rights to the severance terms contained in the Plans (the “Form”).

The Plans and the Form are attached as exhibits to this Current Report on Form 8-K.

The terms of the Plans and the Form are substantially the same.

The only participants in the Section 16 Officer Plan are persons designated by the Board of Directors as “officers” under Section 16 of the Securities Exchange Act of 1934 (other than R. Scott Murray, the Company’s Chief Executive Officer and President). The participants in the Executive Team Plan are restricted to employees with a specified employee grade level (and above) that are not Section 16 officers.

The material terms and conditions of the Plans and the Form are summarized as follows:

Eligibility. Participants will only receive Plan benefits upon termination of employment without cause or for good reason (as defined in the Plans). The receipt of benefits is conditioned on signing, and complying with the terms of, a release agreement that includes non-solicitation, non-competition and non-disparagement provisions.

Severance Payments. Participants will receive:

•	one year of the participant’s annualized base salary as of the termination date; and
•	if earned, the participant’s incentive bonus for the bonus period in which the termination date occurs, pro-rated based on number of days worked during the bonus period

Payments will be made through regular (bi-weekly) payroll and bonus payment practices, and will be subject to applicable withholding and reduced by severance benefits pursuant to any other contract with the Company.

Health, Dental & Vision Benefits; Life Insurance. If elected, participants will receive continuation of coverage under health, dental, and vision insurance plans pursuant to COBRA and continuation of the Company-paid portion of the premiums for the elected coverage under the plans until the earlier of: (i) one year from the termination date, or (ii) the date upon which the person becomes eligible for coverage under another employer’s group health, dental, or vision insurance plan(s). In addition, participants will receive continued coverage under basic term life insurance for the same period.

Equity Compensation. Participants will receive:

•	six months of accelerated vesting of outstanding equity subject to time-based vesting; and
•	extension of the exercise period for vested stock options to the earlier of: (i) one hundred and sixty-five calendar days from the termination date; or (ii) the original term of the stock option grant

Tax Provision. Notwithstanding the foregoing, if the Company reasonably determines that Section 409A of the Internal Revenue Code will result in the imposition of additional taxes or penalties based on the payment of benefits within the first six months following the termination date, the Company will modify the payment schedule to provide that the payments will begin on the first regularly scheduled payroll date following the expiration of six months and one day after the termination date.

The Section 16 Officer Plan replaces in its entirety the “3Com Section 16 Officer Severance Plan” previously disclosed.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

10.1	Section 16 Officer Severance Plan, Amended and Restated Effective March 29, 2006
10.2	Executive Team Severance Plan effective March 29, 2006
10.3	Form of Severance Benefits Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: April 4, 2006	By:	/S/ NEAL D. GOLDMAN
Neal D. Goldman Senior Vice President, Management Services, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Section 16 Officer Severance Plan, Amended and Restated Effective March 29, 2006
10.2	Executive Team Severance Plan effective March 29, 2006
10.3	Form of Severance Benefits Agreement